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                     WHITEROCK PORTFOLIO INVESTORS, L.L.C.
                    SUPPLEMENT TO ITEM 77Q.2 OF FORM N-SAR
                      FOR PERIOD ENDED DECEMBER 31, 1996

        In accordance with the requirements of Rule 405 of Regulation S-K, the Registrant notes that it had not received as of December 31, 1996 any reports submitted pursuant to the provisions of Section 16(a) of the Securities Exchange Act of 1934, and that it is currently attempting to ascertain those persons who may have filing obligations under Section 16(a) of the Exchange Act by application of Section 30(f) of the Investment Company Act of 1940.